                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 29,2002


                              HATHAWAY CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         COLORADO                         0-4041                  84-0518115
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


               8228 PARK MEADOWS DRIVE, LITTLETON, COLORADO 80124
                    (Address of Principal executive offices)


        Registrant's telephone number, including area code 303-799-8200


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     DISPOSITION OF SEGMENT

     On July 29, 2002, Hathaway Corporation (the "Company") completed the sale of substantially all of its Power and Process segment (the "Segment) to a subsidiary of Danaher Corporation (NYSE: DHR) for $6,550,000 in cash subject to certain closing adjustments. The sale became effective subsequent to Company shareholder approval.

     Hathaway will recognize a pretax gain on the sale of approximately $2,000,000 subject to certain closing adjustments. The gain will be recorded in the first quarter of the fiscal year ending June 30, 2003 and will be included in Other Income in the company's consolidated financial statements.

     The Segment is engaged in the business of designing, manufacturing and selling advanced systems and instrumentation to the worldwide power and process industries. The Segment operates primarily in the United States and Europe and has joint venture investments in China. The Segment was wholly-owned by the Company.

     For the nine months ended March 31, 2002 and the year ended June 30, 2001, the Segment achieved revenues of $17,920,000 and $24,894,000, respectively and reported pretax income of $566,000 and $234,000, respectively, before corporate charges.

     The Company reported consolidated net income for the nine months ended March 31, 2002 and the year ended June 30, 2001 of $144,000 and $1,996,000, respectively. Consolidated revenues for the nine months ended March 31, 2002 and the year ended June 30, 2001 were $31,152,000 and $48,386,000, respectively.

     ACQUISITION OF MOTOR PRODUCTS

     On July 30, 2002, Hathaway Corporation (the "Company") completed the acquisition of 100% of Motor Products - Owosso Corporation and Motor Products - Ohio Corporation ("Motor Products") for $11,800,000 of which $11,500,000 was paid in cash at closing and $300,000 is in the form of a note guaranteed by the Company and is payable January 30, 2003. The Company acquired the stock of the two Motor Products companies from Owosso Corporation, a publicly held corporation (NASDAQ: OWOS).

     Motor Products, located in Owosso, Michigan has been a motor producer for more than fifty years and is a vertically integrated manufacturer of customized, highly engineered sub-fractional horsepower permanent magnet DC motors serving a wide range of original equipment applications. The motors are used in HVAC and actuation systems in a variety of markets including trucks, buses, RV's, off-road vehicles, health, fitness, medical and industrial equipment.

     The source of the funds used in this acquisition was cash received from the sale of the Company's Power and Process segment, cash generated from operations, and bank debt.

     Motor Products had revenues of $25,300,000, pretax income before a corporate allocation of $1,850,000, EBITDA of $2,800,000 and total assets of $11,000,000 for the fiscal year ended October 28, 2001.

Item 7. Pro Forma Financial Information and Exhibits.

     b)   Pro Forma Financial Information.

     Required pro forma financial information will be filed on or before October 12, 2002.

     c)   Exhibits.

     99.1 Asset Purchase Agreement By and Among Qualitrol Power Products, LLC, Danaher UK Industries Limited, Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., Hathaway Process Instrumentation Corporation, Hathaway Systems, Ltd. and Hathaway Corporation *

     99.2 Stock Purchase Agreement Dated July 8, 2002 Among Motor Products - Owosso Corporation, Motor Products - Ohio Corporation, Owosso Corporation and Hathaway Motion Control Corporation *

          * This document was filed with the Securities and Exchange Commission and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HATHAWAY CORPORATION

DATE: August 13,2002                    By: /s/ Richard D. Smith
                                            ---------------------
                                            Chief Executive Officer
                                            and Chief Financial Officer